EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 33-45793) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233 and 333-00575) of Tribune Company of our report dated January 31, 1996 appearing in this Current Report on Form 8-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which also appears in this Current Report on Form 8-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Chicago, Illinois
March 12, 1996